Exhibit 99.1

NextGen Healthcare Announces Agreement to Acquire TSI Healthcare

REMOTE-FIRST COMPANY/CHAPEL HILL, NC —Nov. 30, 2022 – NextGen Healthcare, Inc. (Nasdaq: NXGN), a leading provider of innovative cloud-based healthcare technology solutions, today announced it has signed a definitive agreement to acquire TSI Healthcare, a privately held value-added reseller located in Chapel Hill, NC. The acquisition shall be deemed effective 11:59 p.m. on November 30, 2022. The consideration is comprised of an upfront amount of $68 million, which will be paid in cash with contingent consideration of up to $22 million in cash in the form of an earnout, subject to achieving certain financial targets through March 31, 2025. The acquisition is expected to contribute approximately $10 to 12 million of revenue in the remaining four months of fiscal 2023 and will be accretive to adjusted EBITDA and cash flow within a year. The company plans to update guidance when it reports its fiscal 2023 third quarter results.

“TSI was one of our premier clinical content and technical services partners specializing in comprehensive solutions for specialty physician practices,” said David Sides, president and chief executive officer of NextGen Healthcare. “This acquisition enables NextGen Healthcare to expand its presence in key specialties including rheumatology, pulmonology and cardiology.”

“TSI Healthcare has been part of the NextGen Healthcare family over 16 years, developing specialty specific solutions exclusively on NextGen Healthcare’s platform,” said David Dickson, Jr., president and chief executive officer of TSI Healthcare. “We’re excited to extend our services expertise with NextGen Healthcare’s product and services leadership to further solidify NextGen Healthcare as among the most trusted names in ambulatory healthcare.”

About NextGen Healthcare, Inc.

NextGen Healthcare, Inc. (Nasdaq: NXGN) is a leading provider of innovative healthcare technology solutions. We are reimagining ambulatory healthcare with award-winning solutions that enable high-performing practices to create healthier communities. We partner with medical, behavioral and dental providers in their journey toward whole person health and value-based care. Our highly integrated, intelligent and interoperable solutions go beyond EHR and Practice Management to increase clinical quality and productivity, enrich the patient experience and drive superior financial performance. We are on a quest to achieve better healthcare outcomes for all. Learn more at nextgen.com, and follow us on Facebook, Twitter, LinkedIn, YouTube and Instagram.

About TSI Healthcare

TSI Healthcare® is a national leader in the sales and support of customized NextGen® Practice Management and Electronic Health Record software. TSI Healthcare continues to deliver innovative, specialty-specific solutions to maximize revenue, reduce costs, and advance patient care through unmatched customer service that focuses on the human element. TSI's support teams include NextGen Certified Professionals, clinicians, and former practice administrators, based in the U.S. In addition to core products, TSI Healthcare also offers Revenue Cycle Management, Patient Portal, Population Health Management, Cloud Hosting and more. For additional information, visit www.tsihealthcare.com.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This communication contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws, including but not limited to those related to the anticipated accretive nature of the acquisition to NextGen Healthcare, as well as statements related to NextGen Healthcare’s fiscal 2023 financial outlook and guidance. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide the Company’s management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," “will continue,” “potential,” "should," "see," "guidance," "outlook," "confident," "on track" and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates, R&D spend, other measures of financial performance, potential future plans, strategies or transactions, and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) successful integration of TSI Healthcare’s personnel, systems and business; (2) the scope, nature, impact or timing of the acquisition, including among other things the integration of or with other businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs and expenses; (3) the effect of economic conditions in the industries and markets in which NextGen Healthcare operates and any changes therein; (4) company and customer-directed cost reduction efforts and restructuring costs and savings and other consequences thereof; (5) new business and investment opportunities; (6) the ability to realize the intended benefits of organizational changes; (7) the outcome of legal proceedings, investigations and other contingencies; (8) negative effects of the announcement of the acquisition on the market price of NextGen Healthcare’s common stock and/or on its financial performance; (9) the possibility that the anticipated benefits from the acquisition cannot be realized in full or at all or may take longer to realize than expected, including risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; and (10) risks associated with transaction-related litigation; and (11) any other risks which may be relevant to this transaction but are not explicitly enumerated herein. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of NextGen Healthcare on Forms 10-K, 10-Q and 8-K filed with or furnished with the Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and NextGen Healthcare assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Media Contact

Tami Andrade

949-517-2380

tandrade@nextgen.com

Investor Relations Contact

James Hammerschmidt

949-237-6112

JHammerschmidt@nextgen.com

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